UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec.240.14a-12

Tivic Health Systems, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TIVIC HEALTH SYSTEMS, INC. 25821 INDUSTRIAL BLVD, SUITE 100 HAYWARD, CA 94545 V16096-Z85123

You invested in TIVIC HEALTH SYSTEMS, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the 2023 Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the 2023 Annual Meeting of Stockholders to be held on June 6, 2023.

Get informed before you vote

View the Company’s Annual Report on Form 10-K, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Smartphone users	Vote Virtually at the Meeting* June 6, 2023 10:00 AM, PDT
Point your camera here and
vote without entering a
control number
Virtually at: www.virtualshareholdermeeting.com/TIVC2023

    *Please check the meeting materials for any special requirements for meeting attendance.

V1.1

  Vote at www.ProxyVote.com

  THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends

1.	Election of Class II Director

Nominee:

To be elected for a three year term expiring in 2026
1a.	Dean Zikria	For

2.

Approval of an amendment to our amended and restated certification of incorporation to effect, at the discretion of our Board of Directors, a reverse stock split of all of our issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not greater than 1-for-30, such ratio to be determined by our Board of Directors at any time within twelve months, without further approval or authorization of our stockholders.

For

3.	Ratification of the selection of Rosenberg Rich Baker Berman, P.A., as the Company’s independent public accounting firm for the year ended December 31, 2023.	For

4.

Approval of a proposal to authorize our Board of Directors, in its discretion, to adjourn the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the Annual Meeting.

For

NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V16097-Z85123